Exhibit 99.1

PROG Holdings Reports Third Quarter 2025 Results
•Consolidated revenues of $595.1 million; Net earnings of $33.1 million
•Adjusted EBITDA of $67.0 million
•Diluted EPS of $0.82; Non-GAAP Diluted EPS of $0.90
•Progressive Leasing GMV of $410.9 million
•Four Technologies grows GMV 162.8%; third consecutive quarter of positive Adjusted EBITDA

SALT LAKE CITY, October 22, 2025 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, Four Technologies, and Build today announced financial results for the third quarter ended September 30, 2025.
"Our third quarter results once again highlight the strength and consistency of our execution, even as consumers face ongoing economic pressures" said Steve Michaels, President and CEO of PROG Holdings. "We delivered strong earnings and expanded margins in our Progressive Leasing segment, despite modest revenue headwinds, while Four Technologies achieved its eighth consecutive quarter of triple-digit GMV and revenue growth, further validating the scalability and relevance of our BNPL platform."
"The sale of Vive is evidence of our active management of our portfolio of assets and marks a meaningful step in improving our capital efficiency. With strong free cash flow, a well-capitalized balance sheet, and the proceeds from the portfolio sale, we are well positioned to continue executing on our capital allocation strategy that balances strategic investments while returning excess capital to shareholders."
"Our focus is clear; we’re doubling down on our three-pillar strategy to Grow, Enhance, and Expand. We are investing in high-impact businesses and products, including Progressive Leasing, our direct-to-consumer channel, PROG Marketplace, and our fast-growing BNPL platform, Four Technologies, while maintaining the financial flexibility to support future growth and maximize long-term value creation."
"I’m incredibly proud of the team’s disciplined execution and the momentum we’ve built as we approach the end of 2025. With a strong product portfolio, solid financial foundation, and continued investment in customer experience, we are well positioned to deliver sustainable growth in 2026 and beyond," Michaels concluded.

Consolidated Results
Consolidated revenues for the third quarter of 2025 were $595.1 million, a decrease of 1.8% from the same period in 2024.
Consolidated net earnings for the quarter were $33.1 million, compared with $84.0 million in the prior year period. The year-ago consolidated net earnings included a $53.6 million non-cash, net tax benefit relating to the reversal of an uncertain tax position and accrued interest relating to that position. The effective income tax rate was 27.4% in the third quarter. Adjusted EBITDA for the quarter was $67.0 million, or 11.3% of revenues, compared with $63.5 million, or 10.5% of revenues for the same period in 2024.
Diluted earnings per share for the third quarter of 2025 were $0.82, compared with $1.94 in the year ago period. On a non-GAAP basis, diluted earnings per share were up 16.9% at $0.90 in the third quarter of 2025, compared with $0.77 for the same period in 2024. The Company's diluted weighted average shares outstanding in the third quarter were 6.2% lower year-over-year.
Progressive Leasing Results
Progressive Leasing's third quarter GMV of $410.9 million was down 10.0% compared to the same period in 2024. The provision for lease merchandise write-offs for the quarter was 7.4% of leasing revenues, within the Company's 6-8% targeted annual range.
Liquidity and Capital Allocation
PROG Holdings ended the third quarter of 2025 with cash of $292.6 million and gross debt of $600.0 million. The Company did not repurchase any shares during the third quarter and maintains $309.6 million of repurchase capacity under its $500 million share repurchase program. Additionally, the Company paid a quarterly cash dividend of $0.13 per share.

2025 Outlook
The Company is providing selective fourth quarter outlook metrics and updating its full year 2025 outlook. We have excluded Vive from our Outlook for both the fourth quarter and full year 2025 as its normal operations have been discontinued as a result of the sale of its credit card portfolio in October 2025. The Vive segment will be presented as discontinued operations beginning in the fourth quarter of 2025. Net earnings from continuing operations excludes Vive's operations as well as the gain on the sale of the credit card portfolio. The outlook below assumes a difficult operating environment with soft demand for consumer durable goods, no material changes in the Company's current decisioning posture, an effective tax rate for Non-GAAP EPS of approximately 27%, and no impact from additional share repurchases.

	Revised 2025 Outlook		Previous 2025 Outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total Revenues	$2,410,000	$2,435,000	$2,450,000	$2,500,000
PROG Holdings - Net Earnings from Continuing Operations	124,300	128,800	120,000	125,000
PROG Holdings - Adjusted EBITDA	258,000	265,000	255,000	265,000
PROG Holdings - Diluted EPS from Continuing Operations	3.06	3.16	2.91	3.06
PROG Holdings - Diluted Non-GAAP EPS from Continuing Operations	3.35	3.45	3.20	3.35

Progressive Leasing - Total Revenues	2,330,000	2,345,000	2,325,000	2,360,000
Progressive Leasing - Earnings Before Taxes	180,000	185,000	179,000	185,000
Progressive Leasing - Adjusted EBITDA	256,000	261,000	255,000	261,000

Other - Total Revenues	80,000	90,000	65,000	75,000
Other - Loss Before Taxes	(9,700)	(9,200)	(9,000)	(7,500)
Other - Adjusted EBITDA	2,000	4,000	2,500	5,000

	Three Months Ended December 31, 2025 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$575,000	$590,000
PROG Holdings - Net Earnings from Continuing Operations	17,000	24,000
PROG Holdings - Adjusted EBITDA	47,000	54,000
PROG Holdings - Diluted EPS from Continuing Operations	0.47	0.57
PROG Holdings - Diluted Non-GAAP EPS from Continuing Operations	0.55	0.65

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, October 22, 2025, at 8:30 A.M. ET to discuss its financial results for the third quarter of 2025. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four, and Build, provider of personal credit building products. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward Looking Statements:
Statements, estimates and projections in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continue," "maintaining," "target," "outlook," "assumes," and similar forward-looking terminology. These risks and uncertainties include (i) continued volatility and challenges in the macroeconomic environment and their impact on: (a) consumer confidence and customer demand for the merchandise that our retail partners sell, in particular consumer durables, such as home appliances, electronics and furniture; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; (c) the availability of consumer credit; and (d) our overall financial performance and outlook; (ii) the impact of the uncertain macroeconomic environment on our proprietary algorithms and decisioning tools that we use to approve customers such that they are no longer indicative of our customers’ ability to perform, which in turn may limit the ability of our businesses to manage risk, avoid lease and loan charge-offs and may result in insufficient reserves to cover actual losses; (iii) a large percentage of Progressive Leasing's revenue being concentrated with several key retail partners, and the loss of any of these retail partner relationships materially and adversely affecting several aspects of our performance; (iv) Progressive Leasing being unable to attract additional retail partners and retain and grow its relationships with its existing retail partners, resulting in several aspects of our performance being materially and adversely affected; (v) Progressive Leasing being unable to attract new consumers and retain and grow its relationships with its existing customers materially and adversely affecting several aspects of our performance; (vi) Vive and Four’s business models differing significantly from Progressive Leasing’s lease-to-own business, which means each of these businesses have different risk profiles; (vii) our efforts to modernize and enhance certain enterprise-wide information management systems and technologies adversely impacting our businesses and operations; (viii) the inability of our businesses to successfully operate in highly and increasingly competitive industries materially and adversely affecting several aspects of our performance; (ix) our business, results of operations, financial condition, and prospects being materially and adversely affected due to Progressive Leasing failing to maintain a consistently high level of consumer satisfaction and trust in its brand; (x) our businesses being subject to extensive federal, state and local laws and regulations, including certain laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties, remediation expenses and compliance-related burdens that may result in them changing the manner in which they operate, which may be materially adverse to several aspects of our performance; (xi) our performance being materially and adversely affected due to the transactions offered to consumers by our businesses being negatively characterized by federal, state and local government officials, consumer advocacy groups and the media; (xii) our inability to protect confidential, proprietary, or sensitive information, including the confidential information of our customers, being adversely affected by cyber-attacks or similar disruptions, which may result in significant costs, litigation and reputational damage or otherwise have a material adverse impact on several aspects of our performance; (xiii) any significant disruption in our vendors' information technology systems, or disruptions in the information our businesses rely on in their lease and loan decisioning, materially and adversely affecting several aspects of our performance; (xiv) our capital allocation strategy and financial policies, including our current stock repurchase and dividend programs, as well as any potential debt repurchase program not being effective at enhancing shareholder value, or providing other benefits we expect; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025. Statements, estimates and projections in this press release that are "forward-looking" include without limitation statements, estimates and projections about: (i) the benefits we expect from our sale of the Vive Financial portfolio, including improving our capital efficiency and increasing our financial flexibility to support future growth initiatives and maximize long-term value; (ii) the performance of our lease portfolio, including our annual write-offs; (iii) the progress of our Four Technologies business and the benefits we expect from that business; (iv) our ability to continue investing in our businesses and products and the benefits we expect from those investments; (v) our capital allocation strategy and plans; and (vi) our revised full year 2025 outlook and the guidance we provide for the fourth quarter. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended		(Unaudited) Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
REVENUES:
Lease Revenues and Fees	$556,583	$582,551	$1,777,814	$1,773,617
Interest and Fees on Loans Receivable	38,525	23,594	106,045	66,559
	595,108	606,145	1,883,859	1,840,176
COSTS AND EXPENSES:
Depreciation of Lease Merchandise	378,499	401,070	1,224,049	1,217,440
Provision for Lease Merchandise Write-offs	41,037	44,736	131,688	131,660
Operating Expenses	122,043	111,108	357,548	346,350
	541,579	556,914	1,713,285	1,695,450
OPERATING PROFIT	53,529	49,231	170,574	144,726
Interest Expense, Net	(7,882)	(7,384)	(25,121)	(22,973)
EARNINGS BEFORE INCOME TAX	45,647	41,847	145,453	121,753
INCOME TAX EXPENSE (BENEFIT)	12,526	(42,115)	39,131	(17,949)
NET EARNINGS	$33,121	$83,962	$106,322	$139,702
EARNINGS PER SHARE
Basic	$0.83	$1.99	$2.64	$3.25
Diluted	$0.82	$1.94	$2.60	$3.19
CASH DIVIDENDS DECLARED PER SHARE:
Common Stock	$0.13	$0.12	$0.39	$0.36
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	39,700	42,264	40,220	42,969
Diluted	40,481	43,169	40,960	43,804

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	September 30, 2025	December 31, 2024
ASSETS:
Cash and Cash Equivalents	$292,610	$95,655
Accounts Receivable (net of allowances of $73,666 in 2025 and $71,607 in 2024)	63,742	80,225
Lease Merchandise (net of accumulated depreciation and allowances of $441,544 in 2025 and $440,831 in 2024)	501,152	680,242
Loans Receivable (net of allowances and unamortized fees of $61,805 in 2025 and $57,342 in 2024)	160,350	146,985
Property and Equipment, Net	22,506	21,443
Operating Lease Right-of-Use Assets	2,969	4,035
Goodwill	296,061	296,061
Other Intangibles, Net	61,774	73,775
Income Tax Receivable	48,660	10,644
Deferred Income Tax Assets	24,442	26,472
Prepaid Expenses and Other Assets	72,335	78,230
Total Assets	$1,546,601	$1,513,767
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$101,314	$93,190
Deferred Income Tax Liabilities	105,707	74,320
Customer Deposits and Advance Payments	33,335	40,917
Operating Lease Liabilities	8,151	11,496
Debt, Net	594,537	643,563
Total Liabilities	843,044	863,486
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at September 30, 2025 and December 31, 2024; Shares Issued: 82,078,654 at September 30, 2025 and December 31, 2024	41,039	41,039
Additional Paid-in Capital	356,745	358,538
Retained Earnings	1,559,554	1,469,450
	1,957,338	1,869,027
Less: Treasury Shares at Cost
Common Stock: 42,533,061 Shares at September 30, 2025 and 41,262,901 at December 31, 2024	(1,253,781)	(1,218,746)
Total Shareholders’ Equity	703,557	650,281
Total Liabilities & Shareholders’ Equity	$1,546,601	$1,513,767

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Nine Months Ended September 30,
	2025	2024
OPERATING ACTIVITIES:
Net Earnings	$106,322	$139,702
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,224,049	1,217,440
Other Depreciation and Amortization	18,253	20,780
Provisions for Accounts Receivable and Loan Losses	305,613	279,291
Stock-Based Compensation	21,633	21,588
Deferred Income Taxes	33,417	(24,530)
Impairment of Assets	—	6,018
Income Tax Benefit from Reversal of Uncertain Tax Position Liabilities	—	(51,443)
Non-Cash Lease Expense	(2,280)	(2,605)
Other Changes, Net	(2,450)	(1,255)
Changes in Operating Assets and Liabilities:
Additions to Lease Merchandise	(1,180,200)	(1,273,535)
Book Value of Lease Merchandise Sold or Disposed	135,240	135,096
Accounts Receivable	(236,707)	(240,409)
Prepaid Expenses and Other Assets	8,742	(18,865)
Income Tax Receivable and Payable	(40,460)	26,251
Accounts Payable and Accrued Expenses	6,275	(7,998)
Customer Deposits and Advance Payments	(7,582)	(2,513)
Cash Provided by Operating Activities	389,865	223,013
INVESTING ACTIVITIES:
Investments in Loans Receivable	(596,455)	(282,039)
Proceeds from Loans Receivable	534,863	252,268
Purchases of Property and Equipment	(7,449)	(6,037)
Proceeds from Sale of Property and Equipment	—	119
Other Proceeds	—	41
Cash Used in Investing Activities	(69,041)	(35,648)
FINANCING ACTIVITIES:
Repayments on Revolving Facility	(50,000)	—
Dividends Paid	(15,625)	(15,423)
Acquisition of Treasury Stock	(51,775)	(98,187)
Issuance of Stock Under Stock Option and Employee Purchase Plans	1,028	855
Cash Paid for Shares Withheld for Employee Taxes	(7,413)	(8,300)
Debt Issuance Costs	(84)	—
Cash Used in Financing Activities	(123,869)	(121,055)
Increase in Cash and Cash Equivalents	196,955	66,310
Cash and Cash Equivalents at Beginning of Period	95,655	155,416
Cash and Cash Equivalents at End of Period	$292,610	$221,726
Net Cash Paid During the Period:
Interest	$19,119	$18,695
Income Taxes	$46,068	$31,809

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$556,583	$—	$—	$556,583
Interest and Fees on Loans Receivable	—	17,402	21,123	38,525
Total Revenues	$556,583	$17,402	$21,123	$595,108

	(Unaudited)
	Three Months Ended
	September 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$582,551	$—	$—	$582,551
Interest and Fees on Loans Receivable	—	16,000	7,594	23,594
Total Revenues	$582,551	$16,000	$7,594	$606,145

PROG Holdings, Inc.
Nine Month Revenues by Segment
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,777,814	$—	$—	$1,777,814
Interest and Fees on Loans Receivable	—	49,221	56,824	106,045
Total Revenues	$1,777,814	$49,221	$56,824	$1,883,859

	(Unaudited)
	Nine Months Ended
	September 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$1,773,617	$—	$—	$1,773,617
Interest and Fees on Loans Receivable	—	47,471	19,088	66,559
Total Revenues	$1,773,617	$47,471	$19,088	$1,840,176

PROG Holdings, Inc.
Quarterly Gross Merchandise Volume by Segment
(In thousands)

	(Unaudited)
	Three Months Ended September 30,
	2025	2024
Progressive Leasing	$410,943	$456,651
Vive	46,308	38,755
Other	163,086	62,058
Total GMV	$620,337	$557,464

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share from continuing operations for the full year 2025 and fourth quarter 2025 outlook excludes intangible amortization expense, and also excludes Vive as its normal operations have been discontinued as a result of the sale of its credit card portfolio in October 2025. The Vive segment will be presented as discontinued operations beginning in the fourth quarter of 2025. Adjusted EBITDA for the full year 2025 and fourth quarter 2025 outlook excludes Vive's operations as well as the gain on the sale of the credit card portfolio. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and nine months ended September 30, 2025 exclude intangible amortization expense, transaction costs and costs related to the cybersecurity incident, net of insurance recoveries. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three and nine months ended September 30, 2024 exclude intangible amortization expense, restructuring expenses, costs related to the cybersecurity incident, and reversal of the uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and diluted earnings per share to non-GAAP net earnings and diluted earnings per share table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the full year 2025 and fourth quarter 2025 outlook excludes stock-based compensation expense and the operations of Vive. Adjusted EBITDA for the three and nine months ended September 30, 2025 excludes stock-based compensation expense, costs related to the cybersecurity incident, net of insurance recoveries and transaction costs. Adjusted EBITDA for the three and nine months ended September 30, 2024 excludes stock-based compensation expense, restructuring expenses, and costs related to the cybersecurity incident, net of insurance recoveries. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Diluted Earnings Per Share to
Non-GAAP Net Earnings and Diluted Earnings Per Share
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net Earnings	$33,121	$83,962	$106,322	$139,702
Add: Intangible Amortization Expense	3,999	4,000	12,000	13,889
Add: Transaction Costs	200	—	200	—
Add: Restructuring Expense	—	6	—	20,906
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	58	114	167	346
Less: Tax Impact of Adjustments(1)	(1,107)	(1,071)	(3,216)	(9,138)
Less: Reversal of Uncertain Tax Position	—	(53,599)	—	(53,599)
Add: Accrued Interest on Uncertain Tax Position	—	—	—	2,156
Non-GAAP Net Earnings	$36,271	$33,412	$115,473	$114,262
Diluted Earnings Per Share	$0.82	$1.94	$2.60	$3.19
Add: Intangible Amortization Expense	0.10	0.09	0.29	0.32
Add: Transaction Costs	—	—	—	—
Add: Restructuring Expense	—	—	—	0.48
Add: Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	—	—	—	0.01
Less: Tax Impact of Adjustments(1)	(0.03)	(0.02)	(0.08)	(0.21)
Less: Reversal of Uncertain Tax Position	—	(1.24)	—	(1.22)
Add: Accrued Interest on Uncertain Tax Position	—	—	—	0.05
Non-GAAP Diluted Earnings Per Share(2)	$0.90	$0.77	$2.82	$2.61
Diluted Weighted Average Shares Outstanding	40,481	43,169	40,960	43,804
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	September 30, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$33,121
Income Tax Expense(1)				12,526
Earnings (Loss) Before Income Tax Expense	$46,738	$(74)	$(1,017)	45,647
Interest Expense, Net	5,921	269	1,692	7,882
Depreciation	1,346	138	659	2,143
Amortization	3,770	—	229	3,999
EBITDA	57,775	333	1,563	59,671
Stock-Based Compensation	6,638	47	412	7,097
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	58	—	—	58
Transaction Costs	—	200	—	200
Adjusted EBITDA	$64,471	$580	$1,975	$67,026
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three Months Ended
	September 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$83,962
Income Tax Expense (Benefit)(1)				(42,115)
Earnings (Loss) Before Income Tax Expense	$47,177	$(1,441)	$(3,889)	41,847
Interest Expense, Net	7,700	—	(316)	7,384
Depreciation	1,619	155	491	2,265
Amortization	3,771	—	229	4,000
EBITDA	60,267	(1,286)	(3,485)	55,496
Stock-Based Compensation	6,059	354	1,438	7,851
Restructuring Expense	6	—	—	6
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	114	—	—	114
Adjusted EBITDA	$66,446	$(932)	$(2,047)	$63,467
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Nine Month Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Nine Months Ended
	September 30, 2025
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$106,322
Income Tax Expense(1)				39,131
Earnings (Loss) Before Income Tax Expense	$146,909	$(398)	$(1,058)	145,453
Interest Expense, Net	19,508	634	4,979	25,121
Depreciation	4,004	424	1,825	6,253
Amortization	11,312	—	688	12,000
EBITDA	181,733	660	6,434	188,827
Stock-Based Compensation	19,510	253	1,870	21,633
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	167	—	—	167
Transaction Costs	—	200	—	200
Adjusted EBITDA	$201,410	$1,113	$8,304	$210,827
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Nine Months Ended
	September 30, 2024
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$139,702
Income Tax Expense (Benefit)(1)				(17,949)
Earnings (Loss) Before Income Tax Expense	$136,596	$108	$(14,951)	121,753
Interest Expense, Net	23,922	—	(949)	22,973
Depreciation	5,080	487	1,324	6,891
Amortization	13,201	—	688	13,889
EBITDA	178,799	595	(13,888)	165,506
Stock-Based Compensation	16,905	1,052	3,631	21,588
Restructuring Expense	18,278	—	2,628	20,906
Costs Related to the Cybersecurity Incident, Net of Insurance Recoveries	346	—	—	346
Adjusted EBITDA	$214,328	$1,647	$(7,629)	$208,346
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Full Year 2025 Outlook for Adjusted EBITDA
(In thousands)

Revised Fiscal Year 2025 Ranges
	Progressive Leasing	Other	Consolidated Total
Estimated Net Earnings from Continuing Operations			$124,300 - $128,800
Income Tax Expense(1)			46,000 - 47,000
Projected Earnings (Loss) from Continuing Operations Before Income Tax Expense	$180,000 - $185,000	$(9,700) - $(9,200)	170,300 - 175,800
Interest Expense, Net	30,000 - 28,000	6,200 - 6,700	36,200 - 34,700
Depreciation	5,000 - 6,000	2,500	7,500 - 8,500
Amortization	15,000	1,000	16,000
Projected EBITDA	230,000 - 234,000	0 - 1,000	230,000 - 235,000
Stock-Based Compensation	26,000 - 27,000	2,000 - 3,000	28,000 - 30,000
Projected Adjusted EBITDA	$256,000 - $261,000	$2,000 - $4,000	$258,000 - $265,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	Previous Fiscal Year 2025 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$120,000 - $125,000
Income Tax Expense(1)				45,000 - 49,000
Projected Earnings (Loss) Before Income Tax Expense	$179,000 - $185,000	$(5,000) - $(3,500)	$(9,000) - $(7,500)	165,000 - 174,000
Interest Expense, Net	30,000 - 28,000	1,000	6,000	37,000 - 35,000
Depreciation	5,000 - 6,000	500	2,500	8,000 - 9,000
Amortization	15,000	—	1,000	16,000
Projected EBITDA	229,000 - 234,000	(3,500) - (2,000)	500 - 2,000	226,000 - 234,000
Stock-Based Compensation	26,000 - 27,000	1,000	2,000 - 3,000	29,000 - 31,000
Projected Adjusted EBITDA	$255,000 - $261,000	$(2,500) - $(1,000)	$2,500 - $5,000	$255,000 - $265,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended December 31, 2025 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended December 31, 2025
Consolidated Total
Estimated Net Earnings from Continuing Operations	$17,000 - $24,000
Income Tax Expense(1)	8,000 - 7,000
Projected Earnings from Continuing Operations Before Income Tax Expense	25,000 - 31,000
Interest Expense, Net	9,000 - 8,000
Depreciation	3,000
Amortization	4,000
Projected EBITDA	41,000 - 46,000
Stock-Based Compensation	6,000 - 8,000
Projected Adjusted EBITDA	$47,000 - $54,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Full Year 2025 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Revised Full Year 2025 Ranges
	Low	High
Projected Diluted Earnings Per Share from Continuing Operations	$3.06	$3.16
Add: Projected Intangible Amortization Expense	0.39	0.39
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.10)	(0.10)
Projected Non-GAAP Diluted Earnings Per Share from Continuing Operations(2)	$3.35	$3.45
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

	Previous Full Year 2025 Ranges
	Low	High
Projected Diluted Earnings Per Share	$2.91	$3.06
Add: Projected Intangible Amortization Expense	0.39	0.39
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.10)	(0.10)
Projected Non-GAAP Diluted Earnings Per Share(2)	$3.20	$3.35
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended December 31, 2025 Outlook for Diluted
Earnings Per Share to Non-GAAP Diluted Earnings Per Share

	Three Months Ended December 31, 2025
	Low	High
Projected Diluted Earnings Per Share from Continuing Operations	$0.47	$0.57
Add: Projected Intangible Amortization Expense	0.10	0.10
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.03)	(0.03)
Projected Non-GAAP Diluted Earnings Per Share from Continuing Operations(2)	$0.55	$0.65
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.